UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

ARVANA INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-30695 (Commission File Number)	87-0618509 (IRS Employer Identification No.)

299 South Main Street, 13th Floor, Salt Lake City, Utah 84111

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (801) 232-7395

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.45 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check number if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.01 Change in Control

(a)        Change in Control

(1)       Alki David has acquired control of the voting securities of Arvana Inc. (the “Company”), which securities were formerly under the control of Altaf Nazerali and two entities which he controls (Valor Invest Ltd. and International Porfolio Management Inc.).

(2)       The change of control was effective June 30, 2021, in accordance with the provisions of a non-binding term sheet intended to secure an operating asset or business combination on entering into a definitive business transaction with Mr. David.

(3)       Mr. David acquired control over a majority interest in the Company’s voting securities on receipt of proxies from Altaf Nazerali. The aforesaid proxies convey voting control over an aggregate number of 2,625,680 common shares or 57.05% of the Company’s issued and outstanding shares as of June 30, 2021.

(4)       The sole consideration rendered in connection with the change in control was Mr. David’s remittance of fifteen thousand dollars ($15,000) to the Company, to be applied against costs associated with public disclosure obligations made necessary by the change in control.

(5)       Mr. David used personal funds to provide the consideration detailed above.

(6)       The change of control was effected by Mr. Nazerali’s conveyance of proxies, to the full extent of his rights to shares he owns of record or beneficially, including any and all other securities issued or issuable to him at any future date within the term of fourteen (14) months from the date of execution.

(7)       The change of control is coincident with the appointment of two new directors to the Company’s board of directors, effective on or before July 24, 2021, ten (10) calendar days subsequent to the mailing of a Schedule 14f-1 Information Statement to our stockholders. When the new directors officially take up their responsibilities, the pending resignation of two of the Company’s current directors will become effective.

(8)       The change of control, in accordance with the provisions of a non-binding term sheet, is intended to secure an operating asset or business combination for the Company on entering into a definitive transaction with Mr. David.

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(b)        Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 30, 2021, prior to the effectiveness of certain voting proxies granted on even date, by (i) each of our directors, (ii) each of our executive officers, (iii) our executive officers and directors as a group, and (iv) each beneficial shareholder known to us to own more than 5% of our outstanding common stock. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner (1)	Number of Common Shares	Percentage of Common Shares (2)
Directors and Officers
Common Stock	Ruairidh Campbell, CEO, CFO, PAO and Director	—	—
	299 S. Main Street, 13th Floor,
	Salt Lake City, Utah 84111
Common Stock	Shawn Teigen, Director	—	—
	299 S. Main Street, 13th Floor,
	Salt Lake City, Utah 84111
Common Stock	Sir John Baring, Director	14,625	<1.0% %
	299 S. Main Street, 13th Floor,
	Salt Lake City, Utah 84111
Common Stock	All Directors and Executive Officers as a Group (3 persons)	14,625	<1.0% %
Common Stock	Valor Invest Ltd. (3)	380,080	8.34%
	60 Rue du Rhone, Fifth Floor
	Geneva 3, Switzerland CH 1211
Common Stock	Altaf Nazerali(3)	1,112,910	24.14%
	3001-788 Richards Street, Vancouver British Columbia, CanadaV6B 0C7
Common Stock	International Portfolio Management(3)	1,132,690	24.57%
	3001-788 Richards Street, Vancouver British Columbia, Canada V6B 0C7
Common Stock	Raymond Wicki	426,290	9.25%
	79 Shosshaldenstrasse
	Bern, Switzerland CH=3006
Common Stock	Conrad Swanson	395,920	8.59%
	792 Seymour Boulevard, North.Vancouver
	British Columbia, Canada V7J 2J6
Total		3,462,515	75.00%

(1)  Under Securities and. Exchange Commission (the “SEC”) Rule 13d-3, the beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or direct the voting of shares; and/or investment power, which includes the power to dispose or direct the disposition of shares. On June 30, 2021, Altaf Nazerali, Valor Invest Ltd. and International Portfolio. Management, Inc. executed proxy agreements for an aggregate number of 2,625,680 shares in favor of Alki David. The proxies in favor of Mr. David convey the power to vote or direct the voting of Company shares for a fourteen (14) month period that commenced on June 30, 2021, and do not include the power to dispose or direct the disposition of said shares.

(2)  The percentage calculations are based on the aggregate of 4,610,670 shares issued and outstanding as at June 30, 2021.

(3)  Valor Invest Ltd. and International Portfolio Management Inc. were under the common control and beneficial ownership of Altaf Nazerali representing 2,625,680 or 57.05% of the Company’s issued and outstanding shares. prior to the delivery of voting proxies to Mr. David.

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arvana, Inc.

 July 7, 2021

By: /s/ Ruairidh Campbell

Name: Ruairidh Campbell

Title: Chief Executive Officer

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